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                              BOLDER HEURISTICS, INC.
                             GENERAL SERVICES AGREEMENT

     This Agreement is effective as of this 25th day of December, 1996, and is made by and between Bolder Heuristics, Inc. ("Company") of 5777 Central Ave. #200, Boulder, Colorado 80301, and Newgen Results Corporation ("Customer") of 12680 High Bluff Drive. Suite 300, San Diego, California 92130 for the purpose of the provision of computer consulting and software development services by the Company to the Customer.

1.0  GENERAL SERVICES

     1.1 The Company shall, from time to time, as provided in Section 1.2, provide Customer with professional computer consulting and software development services ("Services").

     1.2 Services shall be provided in accordance with a Statement of Work ("SOW") or in accordance with a Work Assignment ("Assignment"), or a Purchase Order ("PO"), from the Customer and accepted by the Company in writing in accordance with Article 2.0.

     1.3 Any SOW, Assignment or PO shall be considered made a part of and integrated with this General Services Agreement such that they shall be considered one entire Agreement between the parties.

     1.4 Unless stated otherwise in any SOW, Assignment or PO, the Company shall be responsible for the supervision, management, and control of any Services provided to the Customer under this General Services Agreement.

     1.5 The Company shall not be responsible for any delay in the performance of Services due to causes beyond the reasonable control of the Company, including but not limited to natural disasters, acts of God, strikes, declared war, and the like (force majeure).

     1.6 The Services specified in any SOW, Assignment or P0 shall constitute the complete and exclusive definition and description of Services to be provided by the Company hereunder.

     1.7 In the event that the Company determines that any information provided by the Customer is inaccurate or incomplete, subsequent to the commencement of the provision of Services, or in the event that the Customer requests a modification to an SOW, Assignment or PO, the Company reserves the right to suspend performance of Services until such time as accurate and complete information has been provided by the Customer to the Company and any modification of Services that has been proposed by Customer and/or Company in accordance with Article 2.0 or this Agreement has been amended, as appropriate, and accepted by both parties.

2.0  MODIFICATIONS

     2.1 If Customer wishes to modify the Services specified in an attached SOW, any Assignment or PO, or wishes to obtain additional Services not covered by this Agreement, the Customer shall so advise the Company, in writing, and

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the Company will respond in writing with its' understanding of the additional services or modification requested and its' acceptance or rejection thereof.

     2.2 Customer's proposal for modification or addition of Services shall specify the Services to be performed together with the following information:

       -  Nature of work to be performed;
       -  Number of individuals required;
       -  Level of experience of each individual;
       -  Date on which Assignment is to begin;
       -  Length of Assignment;
       - Contact individual or Customer if different from individual listed above.

     2.3 Within five (5) days after receipt of a Customer proposal, the Company shall provide the Customer with a written cost estimate for performing the modified or additional Services. If the Customer accepts the Company's written cost estimate, in writing, then such written specifications and cost estimate shall constitute an additional or modified SOW, Assignment, or PO, and shall be governed by the terms and conditions of this Agreement and the SOW, Assignment or PO, which shall be read together as one integrated Agreement.

     2.4 In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any SOW, Assignment or PO, the terms and conditions of the SOW, Assignment or P0 shall govern.

     2.5 If the Customer wishes to modify an attached SOW, any Assignment or P0 by oral request, the Company may perform ouch modified Services at its discretion. If Services are performed in response to Customer's oral request, Customer agrees that the time expended by the Company to perform modified Services shall be reasonable and necessary and that the charges for and performance of such Services shall be governed by this Agreement. Confirmation of requesting or ordering by Customer of orally requested Services agreed to be performed by the Company, shall be made in writing within 10 days after the Company has orally agreed to perform such Services. Company will confirm in writing, within 10 days, acceptance of Customer's request or order.

3.0  RESOURCES

     3.1 Customer shall be responsible for providing the Company with any technical information, data, design, or documentation reasonably requested by the Company to perform the Services.

     3.2 Customer shall ensure that it has competent personnel available to provide information and other support to the Company while providing Services under this Agreement.

     3.3 If Services are to be performed at the Customer's premises, Customer shall provide the Company with the following:

          a)   a work space with telephone;
          b)   access to the Customer's computer system;
          c) software and related equipment if necessary to perform the Services;
          d)   operating supplies and stationery;

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          e)   adequate storage space for work materials; and
          f) any specific training that is necessary for the Company to perform the required Services for the Customer.

     3.4 The Company shall provide competent, qualified personnel to perform the Services.

     3.5 Neither the Company nor any of the Company's employees shall be deemed to be employees of Customer by virtue of this Agreement, nor shall the Company be deemed a partner working in a partnership organization with the Customer.

     3.6 Neither party shall solicit nor offer employment to any of the other party's employees during the term of this Agreement or for a period of twelve
(12) months following termination of this Agreement unless mutually agreed to by the Company and Customer in writing.

4.0  PAYMENT

     4.1 Customer shall reimburse the Company for its reasonable, out-of-pocket expenses incurred in connection with the provision of Services which shall include, but not be limited to, long-distance telephone calls and computer time. Customer shall also reimburse the Company for any travel or living expenses of Company personnel incurred by the Company personnel while performing Services outside the Denver Metro area. The Company shall obtain written approval from Customer prior to incurring any such expenses.

     4.2 The Customer shall be invoiced for the Services performed and any expenses, including itemized details, incurred as set forth above. Such invoices shall be due and payable by Customer in accordance with the Company's existing credit policy or specific agreements set forth in any SOW, Assignment or PO. All invoices not paid in accordance with the credit terms agreed to in this Agreement or any attached SOW, Assignment, or PO shall be subject to a late payment charge of 1.75% per month commencing on the day the: invoice becomes overdue.

     4.3 Any and all taxes, except income taxes, imposed or assessed by reason of this Agreement or the performance of Services hereunder, including but not limited to sales or use taxes, shall be paid by the Customer.

5.0  CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

     5.1 The Company agrees to protect the confidentiality of data or information that relate to Customer's business and which are clearly designated in writing as confidential by Customer, or which would be reasonably considered confidential to Customer, with the same degree of care that the Company utilizes in protecting its own confidential information.

     5.2 Unless stated otherwise in any attached SOW, Assignment or PO, any copyrightable material created under this Agreement for use by Customer (Work for Hire) shall be the proprietary property of Customer upon Customer's performance of its contractual obligations set forth herein, inclusive of payment of all amounts due the Company. Cooperation with copyrighting and assignments of copyrights are, available upon Customer request.

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     5.3 If proprietary intellectual property owned by the Company, its contractors, or third parties is enhanced by the Company hereunder, provided the enhanced intellectual property does not include proprietary intellectual property otherwise owned by the Customer, the parties agree the enhanced intellectual property shall be jointly owned and usable by Customer and the Company without any obligation of contribution of one party to the other party for use of the same.

     5.4 Notwithstanding this Section 5.0, it shall be the agreement of the parties that the Company shall retain all generic software tools, designs, and tool evaluations used or developed in conjunction with any SOW, Assignment or PO referred to herein, that are not specifically identified to and with a Customer application. These generic tools shall be defined to include but not be limited to graphics, expert system, object oriented or data base functionality not specifically related to the Customer application. All other intellectual property conceived, created, discovered, developed, or reduced to practice by the Company under this Agreement inclusive of any integrated SOW, Assignment or PO, for the benefit of Customer and which in any way results or arises out of the Company's work hereunder for Customer, shall be transferred to Customer promptly upon Customer's performance of its contractual obligations set forth herein, inclusive of payment of all amounts due the Company.

     5.5 Company shall have the right to demonstrate the materials, products, or services provided or developed under this Agreement to its' current or prospective clients for the sole purpose of demonstrating the Company's technical capabilities. Company agrees to protect any copies of said materials, products, or services used for demonstration purposes. Company agrees to obtain prior written consent from Customer, which consent shall not be unreasonably withheld, before demonstrating said materials, products, or services to any entity that could be construed as a competitor of the Customer.

     5.6 Company shall have the right to publicize and use the materials, products, or services provided or developed under this Agreement for printed advertisement and promotion with written consent from Customer which consent shall not be unreasonably withheld.

6.0  WARRANTY

     6.1 Ownership Rights: The Company warrants that to the best of its' knowledge, all materials and services provided according to an attached SOW, Assignment or P0 do not and will not infringe any patents, copyrights, trademarks, or other intellectual property rights (including trade secrets), privacy or similar rights of any third party.

6.2  Compliance:  The Company warrants that:

     a) all materials and services provided under an attached SOW, Assignment or PO shall be consistent with generally accepted software development standards;

     b) that such materials will function on the machines and with the operating systems for which they are designed;

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     c) that all materials will conform to the specifications and functions set forth in an attached SOW, Assignment or PO.

     6.3 Indemnity: Company will indemnify Customer against all claims, suits, damages, and liabilities arising out of third party claims for acts or omissions by the Company made in connection with the materials and services provided under this agreement.

     COMPANY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE SERVICES AND MATERIALS PROVIDED HEREUNDER, INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE, ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OF SERVICES UNDER THIS AGREEMENT. COMPANY DOES NOT WARRANT THAT THE MATERIALS OR PRODUCTS PROVIDED UNDER THIS AGREEMENT SHALL OPERATE ERROR FREE.

7.0  LIMITATION OF LIABILITY

     7.1 COMPANY'S TOTAL LIABILITY FOR DAMAGES UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OR TYPE OF ACTION IN WHICH SUCH DAMAGES ARE SOUGHT, SHALL BE LIMITED TO THE AMOUNTS ACTUALLY PAID BY THE CUSTOMER TO THE COMPANY UNDER THIS AGREEMENT.

     7.2 IN NO EVENT SHALL THE COMPANY BE LIABLE FOR ANY SPECULATIVE, REMOTE, INDIRECT, INCIDENTAL, CONSEQUENTIAL, FORESEEABLE OR EXEMPLARY DAMAGES, NOR LOSS OF PROFITS, INCLUDING, BUT NOT LIMITED TO LOSS OF DATA, ANTICIPATED PROFITS, OR BUSINESS REPUTATION, EVEN IF THE COMPANY IS ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

8.0  DISPUTE ARBITRATION

     8.1 Any disputes that arise between the parties to this Agreement with respect to the performance of Services or otherwise under this Agreement or an SOW, Assignment or PO, that cannot be resolved by negotiation (or, if the parties so choose, mediation) within fifteen (15) days after written notice given by one party to the other of such a dispute, shall be submitted to binding arbitration to be held in San Diego, California in accordance with the then current rules of the American Arbitration Association.

     8.2 The parties agree that the party losing any arbitration shall pay the identified costs, including reasonable attorney's fees and expenses, of any such arbitration and abide by any final arbitration decision, which decision shall bet enforceable through and by the courts of the State California or the United States of America.

9.0  TERMINATION

     9.1 The term of this Agreement shall commence on the date first above written and shall continue until the latest date specified for performance of Services. Termination dates in any SOW, Assignment, or PO integrated with such Agreement shall not terminate this General Services Agreement. Termination of this Agreement must follow the procedure set forth below.

     9.2 This Agreement shall automatically be renewed for successive one-year periods ("Renewal Years") unless terminated under one of the following provisions:

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     A. The party seeking to terminate this Agreement, with or without cause, gives written notice to the other party of its intention to terminate this Agreement at least thirty (30) days prior to the end of the current Contract Year or Renewal Year, or

     B . Subject to the further terms of this Section 9.2, either party may terminate this Agreement for any material breach of this Agreement by the other party (see Paragraph D. below), or

     C. Either party may terminate this Agreement if the other party becomes insolvent or shall be adjudicated a bankrupt, or if the other party's business shall come into the possession or control, even temporarily, of any trustee in bankruptcy, or if a receiver shall be appointed for it or if the party makes a general assignment for the benefit of creditors.

     Termination under 9.2-A. above shall not be effective as to SOW'S, Assignments, or PO's entered into by the parties during the life of this General Services Agreement. Obligations of any SOW, Assignment, or PO shall continue with respect to each SOW, Assignment, or PO regardless of when this Agreement shall terminate unless otherwise mutually agreed to by the parties.

     Termination under B. or C. above will result in immediate cessation of this Agreement on the effective date of termination of the Agreement, provided however, that the Company may choose, with Customer's prior written approval, to complete a SOW, Assignment, or PO for Customer commenced prior to the effective date of a termination and receive reimbursement for such services in accordance with the terms of this Agreement.

     D. In the event of a material breach of this Agreement by either party, the non-breaching party may give notice to the breaching party that it is in default hereof, at which time the breaching party shall have thirty (30) days to cure said default, or for defaults, other than failure to pay claims, if such default cannot be cured within such period, the breaching party shall have commenced such cure within thirty (30) days of the notice and shall diligently pursue and complete such cure within a reasonable period of time. In the event the breaching party fails to cure the same, the nonbreaching party shall have the exclusive option to terminate this Agreement at the end of such thirty (30) day period without further liability hereunder by giving written notice of termination to the breaching party.

     9.3 In addition to any other rights or remedies available to it at law or in equity, the Company shall have the right to immediately suspend performance of Services hereunder should Customer fail to make timely payments in accordance with Article 4.0 above.

     9.4 In the event of termination for any reason, each party shall promptly, return all materials, information and data provided to it by the other party during the term of this Agreement, provided each party furnishes the other with a total and complete release of any obligations under this Agreement.

     9.5 Notwithstanding termination of this Agreement for any reason, Customer shall remain liable for the payment to the Company for any costs, charges and reasonable expenses incurred in connection with the provision of the Services theretofore performed by the Company, and shall make payment for the same in accordance with the provisions of Article 4.0.

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      9.6 The provisions of Section 3.6 and of Articles 5.0, 6.0 7. 0 and
8.0, shall survive termination of this Agreement for any reason.

10.0  GENERAL PROVISIONS

      10.1 Should any provision of this Agreement be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions of this Agreement shall not be affected or impaired thereby and shall continue in full force and effect.

      10.2 The failure of either party to enforce any term or condition of this Agreement shall not be considered to constitute a waiver of either party's right to enforce each and every term and provision of this Agreement.

      10.3 This Agreement shall not be assignable by either party without first obtaining the prior written consent of the other party. Any attempt to assign the Agreement or any part of this Agreement without such consent shall be void and of no effect.

      10.4 This Agreement shall be binding upon and inure to the benefit of the parties' respective successors, legal representatives, and/or authorized assigns.

      10.5 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado.

      10.6 Notices permitted or required to be given under this Agreement shall be deemed given when delivered personally or mailed by first-class registered or certified mail, postage prepaid, to the attention of the respective signatories, or Contact Persons of this Agreement at the addresses stated above. Deliveries by commercial carrier shall also be considered as notice given.

      10.7 This Agreement states the entire Agreement of and between the parties with respect to its subject matter and supersedes all prior written or oral agreements and representations of the parties.

FOR THE COMPANY:                                FOR THE CUSTOMER:



/s/                   CFO                       /s/ Sam Simkin VP & CFO
------------------------------                  ------------------------------
Signature and Title                             Signature and Title


DATE  12/25/97                                   DATE   12/25/97
    ---------------------------                       ------------------------

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